UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

RANI THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40672	86-3114789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 457-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Departures

On October 22, 2025, Andrew Farquharson and Maulik Nanavaty notified Rani Therapeutics Holdings, Inc. (the “Company”) of their resignation as members of the Company’s board of directors (the “Board”) and any and all committees thereof, effective upon the closing of the Private Placement (as defined below) (the “Resignations”). The Resignations are not the result of any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise.

Director Appointments

On October 22, 2025, upon the recommendation of the Nominating and Corporate Governance Committee, each of Abraham Bassan and Vasudev Bailey, Ph.D., was appointed to the Board, effective upon the closing of the Private Placement , until the earlier of the Company’s next annual meeting of stockholders, the appointment and qualification of his successor, or his death, resignation, or removal (the “Appointments”). In addition, Mr. Bassan was appointed as chair of the Nominating and Corporate Governance Committee, and Dr. Bailey was appointed as chair of the Compensation Committee.

Mr. Bassan, age 41, has served as a Partner at Samsara BioCapital, a life sciences investment firm, since April 2025, as a Principal from April 2021 to April 2025, and as a Vice President from July 2017 to April 2021. Since November 2021, he has served on the Board of Directors of Septerna, Inc. (Nasdaq: SEPN). Since May 2022, Mr. Bassan has served as Interim Chief Executive Officer, President, and Director of Link Cell Therapies Inc., a privately held biotechnology company. From February 2021 to May 2022, he was President of Cargo Therapeutics, Inc. (Nasdaq: CRGX), a clinical-stage cell therapy company. Earlier in his career, Mr. Bassan held the role of Director of Program Biology at Revolution Medicines, Inc. (Nasdaq: RVMD) from December 2014 to July 2017. He was the Founder and Chief Executive Officer of Aurora Medical, Inc., a privately held molecular diagnostics company, from September 2012 to September 2014. From 2010 to 2012, Mr. Bassan served as Associate Director of Program Management at bluebird bio, Inc. (Nasdaq: BLUE), where he managed several gene therapy programs. Mr. Bassan obtained his B.A. in Molecular Biology from Princeton University and his M.S. in Developmental Biology from Stanford University.

Dr. Bailey, age 41, has served as the Founder and General Partner of Anomaly Ventures, a venture capital firm focused on healthcare technology and artificial intelligence, since January 2025. From February 2017 to October 2024, Dr. Bailey served as a Senior Partner at ARTIS Ventures, where he led investments across the life sciences and digital health sectors. Earlier in his career, Dr. Bailey founded and led multiple companies, including the GLG Institute, which became the largest global network of CEOs and CXOs. He also served as a management consultant at McKinsey & Company, advising clients in the healthcare and life sciences industries. Dr. Bailey has raised and managed capital from pensions, endowments, and family offices, and currently serves on advisory boards at Johns Hopkins University and the University of California, Irvine. Dr. Bailey has served in various governance capacities across a diverse portfolio of biotechnology and life sciences companies, with a focus on cutting-edge therapeutics and diagnostics. His board and observer roles span early-stage ventures and growth-stage companies, reflecting deep engagement in company formation, strategic development, and scientific innovation. Dr. Bailey obtained his B.S. in Biomedical Engineering with a minor in Political Science from the University of California, Irvine, his Ph.D. from the Johns Hopkins School of Medicine and has been recognized as a Siebel Scholar, Medtronic Scholar, and Regents Scholar.

Mr. Bassan and Dr. Bailey will each receive compensation as non-employee directors in accordance with the Company’s Non-Employee Director Compensation Policy, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2025, and is incorporated by reference herein.

Pursuant to the Purchase Agreement (as defined below), Mr. Bassan and Dr. Bailey were each appointed to the Board. For so long as Samsara BioCapital and its affiliates (together, “Samsara”) and Anomaly Ventures, LLC and its affiliates (together, “Anomaly”) each beneficially own securities representing at least 25% of the securities issued to it at the closing of the Private Placement (including upon exercise of the Warrants (as defined below)), each of Samsara and Anomaly shall have the right, subject to compliance with the applicable rules and regulations of The Nasdaq Stock Market, to designate one member of the Board.

Except as described above, there are no arrangements or understandings between the Company and each of Mr. Bassan and Dr. Bailey. In addition, there is no family relationship between each of Mr. Bassan and Dr. Bailey and any of the Company’s other directors or executive officers, and each of Mr. Bassan and Dr. Bailey has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will enter into its standard form of indemnification agreement (the “Indemnity Agreement”) with Mr. Bassan and Dr. Bailey. The Indemnity Agreement provides, among other things, that the Company will indemnify each of Mr. Bassan and Mr. Bailey, under the circumstances and to the extent provided therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his service to the Company as a director and otherwise to the fullest extent under applicable law. The foregoing is only a brief description of the terms of the indemnification arrangement with each of Mr. Bassan and Dr. Bailey, does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, previously, which was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on July 9, 2021.

Committees of the Board

In connection with the Appointments and Resignations, the Board reconstituted its various standing committees as follows:

Audit Committee: Lisa Rometty (chair), Dennis Ausiello and Jean-Luc Butel.

Compensation Committee: Vasudev Bailey (chair) and Dennis Ausiello.

Nominating and Corporate Governance Committee: Abraham Bassan (chair), Lisa Rometty and Jean-Luc Butel.

Item 8.01	Other Events.

On October 23, 2025, the Company closed its previously announced private placement (the “Private Placement”) of (i) 42,633,337 shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) warrants to purchase up to an aggregate of 125,000,004 shares of Class A Common Stock or pre-funded warrants (the “Common Warrants”) and (iii) pre-funded warrants to purchase up to an aggregate of 82,366,667 shares of Class A Common Stock (the “Pre-Funded Warrants”, and together with the Common Warrants, the “Warrants”), pursuant to the Company’s securities purchase agreement, dated October 17, 2025 (the “Purchase Agreement”). The number of shares of Class A Common Stock outstanding post-closing of the Private Placement is 97,541,221.

For further information regarding Private Placement, please refer to our Current Report on Form 8-K (File No. 001-40672) filed with the SEC on October 17, 2025, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2025	Rani Therapeutics Holdings, Inc.

	By:	/S/ SVAI SANFORD
	Name:	Svai Sanford
	Title:	Chief Financial Officer